LOAN AGREEMENT

Dated as of July 20, 2018

between

VERTICAL CAPITAL INCOME FUND

(the “Borrower”)

and

NEXBANK SSB

(the “Lender”)

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”), dated as of July 20, 2018, is between VERTICAL CAPITAL INCOME FUND, a Delaware statutory trust (“Borrower”), and NEXBANK SSB (“Lender”).

R E C I T A L S:

Borrower has requested that Lender extend a revolving line of credit to Borrower as described in this Agreement. Lender is willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

Definitions

Section 1.1               Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Article I or in the provision, section or recital referred to below:

“Additional Eligible Mortgage Loan” has the meaning specified in Section 4.4.

“Advance Request Form” means a certificate, substantially in the form of Exhibit A, properly completed and signed by Borrower requesting a Revolving Line of Credit Advance.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of such Person is directly or indirectly beneficially owned or held by such other Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Borrower or any of its Subsidiaries or Affiliates.

“Aggregate Borrowing Base” means, as of any date, an amount equal to the sum of the Eligible Mortgage Loan Borrowing Base for all Eligible Mortgage Loans.

“Agreement” has the meaning set forth in the introductory paragraph hereto, as the same may, from time to time, be amended, modified, restated, renewed, waived, supplemented, or otherwise changed, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.

“Allonge” means an allonge with respect to each Mortgage Note, substantially in the form of Exhibit C.

“Asset Manager” means Oakline Advisors, LLC, a Delaware limited liability company, in its capacity as the investment adviser of Borrower.

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“Assignment of Lien” means a substantially completed assignment of lien, substantially in the form of Exhibit D, with appropriate completions.

“Borrower” means the Person identified as such in the introductory paragraph hereof, and its permitted successors and assigns.

“Borrowing Base Report” means, as of any date of preparation, a certificate setting forth the Aggregate Borrowing Base (in substantially the form of Exhibit E) including the required supporting documentation listed therein, prepared by and certified by a Responsible Officer.

“BPO” means a written opinion stating the value of a Mortgaged Property related to a Mortgage Loan in form and content reasonably acceptable to Lender and issued by a real estate broker duly licensed as such by the jurisdiction in which such Mortgaged Property is located, which broker, if Borrower is the party requesting such opinion, (i) is not an Affiliate of Borrower or Affiliates’ directors, members, managers or officers and is not an employee of any of them and (ii) was selected reasonably and in good faith.

“Business Day” has the meaning assigned to it in the Note.

“Capitalized Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by Lender or by any commercial bank operating in the United States or any state thereof having combined capital and surplus of not less than $50,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services (“S&P”) or P-1 by Moody's Investors Service, Inc. (“Moody's”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory the securities of which state, commonwealth, territory, political subdivision, or taxing authority (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which (i) invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition, (ii) comply with the criteria set forth in Securities and Exchange Rule 2a-7 under the Investment Company Act of 1940, and (iii) have portfolio assets of at least $5,000,000,000.

“Change of Control” means the occurrence of any of the following events: (i) Asset Manager shall cease to be the investment advisor of Borrower; (ii) Asset Manager shall cease to be registered with the SEC as an investment adviser under the Investment Adviser Act; (iii) Gemini Fund Services, LLC shall cease to be the administrator, accounting agent and transfer agent of Borrower; (iv) StateBridge shall fail to be the Servicer for the majority of Eligible Mortgage Loans owned by Borrower unless Borrower

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appoints a replacement servicer reasonably acceptable to Lender upon 14 days prior written notice to Lender; provided that Lender’s acceptance of a replacement Servicer shall not be unreasonably withheld or delayed; or (v) during any period of twelve (12) consecutive months, a majority of the members of the board of trustees or other equivalent governing body of the Borrower cease to be composed of individuals (a) who were members of that board of trustees or equivalent governing body on the first (1st) day of such period, (b) whose election or nomination to that board of trustees or equivalent governing body was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (c) whose election or nomination to that board of trustees or other equivalent governing body was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of that board of trustees or equivalent governing body.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Package” means, with respect to each Mortgage Loan, the items described in Section 4.1B(i) – (vi).

“Compliance Certificate” means a certificate, substantially in the form of Exhibit F, prepared by and certified by a Responsible Officer.

“Constituent Documents” means (i) in the case of a corporation, its articles or certificate of incorporation and bylaws; (ii) in the case of a general partnership, its partnership agreement; (iii) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (iv) in the case of a trust, its trust agreement, declaration of trust, certificate of trust, bylaws and other governing documents; (v) in the case of a joint venture, its joint venture agreement; (vi) in the case of a limited liability company, its articles of organization and operating agreement or regulations; and (vii) in the case of any other entity, its organizational and governance documents and agreements.

“Construction Loan” means a Mortgage Loan the purpose of which is to finance the initial construction of a one-to-four family residential dwelling and/or the acquisition of the real property on which such dwelling is to be constructed. For the avoidance of doubt, the term “Construction Loan” does not include so-called “203(k) loans,” “fix-and-flip loans” or other Mortgage Loans, the purpose of which is the remodeling, rehabilitation or restoration of an existing Mortgaged Property.

“Control Agreement” means a deposit account control agreement among Borrower, Lender and the applicable depository bank, in form and substance reasonably acceptable to Lender, as the same may be amended, supplemented, modified or restated from time to time.

“Controlled Account” means each deposit account that is subject to a Control Agreement in favor of Lender.

“Custodial Certification” means the Trust Receipt (as defined in the Tri-Party Agreement) (which may be electronically transmitted) pursuant to the Tri-Party Agreement, duly completed and executed by the Custodian.

“Custodian” means U.S. Bank National Association, and its successors and assigns, or another custodian approved by Lender in its sole good faith discretion.

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“Debt” means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the Ordinary Course of Business that are not past due by more than ninety (90) days, (d) all Capitalized Lease Obligations of such Person, (e) all Debt or other obligations of others Guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person, (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person, (i) any liability under a sale and leaseback transaction that is not a Capitalized Lease Obligation, (j) any obligation under any so-called “synthetic leases”, (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person, (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

“Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (i) the sum of (a) Net Investment Income, plus (b) net realized gain (loss) on investments, plus (c) cash interest expense paid or payable on all Obligations and all other Debt, in each case for the period of four consecutive fiscal quarters ending on such date to (ii) cash interest expense paid or payable on all Obligations and all other Debt for the period of four consecutive fiscal quarters ending on such date.

“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Interest Rate” has the meaning assigned to it in the Note.

“Dollars” and “$” mean lawful money of the United States of America.

“Eligible Mortgage Loan” means, at any time, each Mortgage Loan owned by Borrower that satisfies the following conditions:

A.       The Mortgage Loan complies in all material respects with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System, unless noncompliance thereof either (x) was cured subsequent to origination, as permitted by applicable law, or (y) will not result in (1) any material liability to any holder of such Mortgage Loan or (2) any material loss in value of such Mortgage Loan;

B.       No default in the payment of principal or interest or any other default has continued uncured for fifty-nine (59) days or more with respect to such Mortgage Loan, and no foreclosure or other similar proceedings have commenced, and, to the knowledge of Borrower, no claim for any credit, allowance, or adjustment exists;

C.       The Mortgage Note (i) is in a form acceptable to Lender, (ii) is payable or endorsed (without restriction or limitation) to Borrower’s order, (iii) is endorsed without recourse by Borrower to Lender or in blank, and (iv) is valid and enforceable without offset, counterclaim, defense, or right of rescission or avoidance of any kind;

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D.       Borrower has good and indefeasible title to the Mortgage Note, and such Mortgage Loan is not subject to any Lien except (i) Liens in favor of Borrower, (ii) Liens in favor of Lender and (iii) Liens expressly consented to by Lender in writing;

E.       To Borrower’s knowledge, the obligor under such Mortgage Loan is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

F.       To Borrower’s knowledge, the real property securing such Mortgage Loan complies in all material respects with all applicable Environmental Laws;

G.       Such Mortgage Loan and the related Mortgage Note are each original and genuine, and each has been duly and properly executed (and, if recordation of such Mortgage Loan Document is appropriate, acknowledged) and represent legal, binding and valid obligations of the obligor thereon, are in full force and effect and enforceable in accordance with their terms (including, without limitation, any provisions therein relating to prepayment premiums), subject in all cases to bankruptcy, insolvency, reorganization, moratorium and other principles of equity affecting the rights of creditors generally, whether considered in a proceeding at law or in equity;

H.       Such Mortgage is properly recorded and is a valid, subsisting and enforceable first priority mortgage lien on a Mortgaged Property, including all alterations, additions and replacements made at any time with respect to the foregoing or any additional improvements erected thereon. Other than Permitted Exceptions, the property covered by such Mortgage Loan is free and clear of all Liens, encumbrances, easements or restrictions;

I.       The Mortgage Loan has been submitted to Lender for inclusion in the Aggregate Borrowing Base and the complete Collateral Package for such loan has been submitted to Lender or Custodian, as applicable;

J.       For which the representations and warranties set forth in Article VI are true and correct in all material respects;

K.       Which has not been pledged by Borrower (other than pursuant to any Loan Document);

L.       Such Mortgage Loan does not have any exceptions identified by the applicable Eligible Vendor on a Collateral Exception Report (as such term is defined in the Vendor Agreement) or Exception Report (as such term is defined in the Tri-Party Agreement);

M.       The then-applicable current unpaid principal balance of the Mortgage Loan is equal to or greater than $50,000 and less than $2,000,000, unless previously authorized by Lender in writing;

N.       No mortgagor is an officer of Borrower, an employee of Borrower or a director of Borrower unless Lender has provided prior written approval in its sole discretion; and

O.       Such Mortgage Loan is not (i) a negative amortization loan, (ii) a second lien loan, (iii) a home equity line of credit or similar loan, or (iv) a reverse mortgage loan.

“Eligible Mortgage Loan Borrowing Base” means, as of any date of determination, for each Eligible Mortgage Loan, an amount equal to seventy-five percent (75%) of the lesser of (a) the unpaid principal balance of such Eligible Mortgage Loan as of such date; (b) eighty percent (80%) of the value of

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the underlying Property as determined by reference to the latest Mortgage Industry Advisory Corporation reporting on the current market value thereof; or (c) the value of such Eligible Mortgage Loan as determined by reference to the latest Mortgage Industry Advisory Corporation reporting on the current market value thereof.

“Eligible Vendor” means Clayton Services, LLC, U.S. Bank National Association, an Affiliate thereof, or another third party mutually agreed to between Borrower and Lender that has executed a Vendor Agreement or Tri-Party Agreement, as applicable.

“Environmental Laws” means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Clean Water Act, 33 U.S.C. §1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as the same may be amended or supplemented from time to time.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code and Sections 414(m) and (o) of the Code for purposes of the provisions relating to Section 412 of the Code) with Borrower.

“Event of Default” has the meaning specified in Section 10.1.

“Facility Amount” means maximum aggregate Revolving Line of Credit Advances outstanding at any one time of $35,000,000.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

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“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

“Lender” means the Person identified as such in the introductory paragraph hereof, and its successors and assigns permitted hereunder.

“Liabilities” means, at any particular time, all amounts which, in conformity with GAAP, would be included as liabilities on a balance sheet of a Person.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

“Loan Detail” means a schedule of information prepared and transmitted by Borrower or its designated agent to Custodian, an Eligible Vendor and/or Lender in the format and in the manner specified by Lender, substantially in the form of Exhibit B attached hereto.

“Loan Documents” means this Agreement, the Note, the Security Agreement, the Tri-Party Agreement, each Control Agreement, each Vendor Agreement, and all other promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, restated, extended, supplemented, replaced, consolidated, substituted, or otherwise changed from time to time.

“Liquidity” means, as of any date of determination, the cash and Cash Equivalents of Borrower as of such date.

“Manufactured Home” means a single-family home constructed at a factory and shipped in one or more sections to a housing site.

“Material Adverse Event” means any act, event, condition, or circumstance which could reasonably be expected to materially and adversely affect: (a) the operations, business, properties or condition (financial or otherwise) of Borrower; (b) the ability of Borrower to perform its obligations under any Loan Document; or (c) the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

“Maximum Lawful Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Texas law

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(or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Lawful Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Lawful Rate resulting from a change in the Maximum Lawful Rate shall take effect without notice to Borrower at the time of such change in the Maximum Lawful Rate.

“Mortgage” means the mortgage, deed of trust, deed to secure debt or trust deed securing a Mortgage Loan.

“Mortgage Loan” means a loan that is evidenced by a valid promissory note payable to the order of Borrower and is secured by a mortgage, deed of trust, or trust deed that grants a perfected first-priority Lien in favor of Borrower on the Mortgaged Property.

“Mortgage Loan Documents” means the documents related to a Mortgage Loan and identified in Section 4.1B.

“Mortgage Note” means the promissory note or similar instrument evidencing a Mortgage Loan.

“Mortgaged Property” means a one-to-four family residential dwelling and the underlying real property on which it is located.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made or have been made by, or for which there is an obligation to make by or there is any liability, contingent or otherwise, with respect to Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Net Investment Income” means, for any period, Borrower’s total income from investments, minus fees and expenses, all as customarily calculated pursuant to and reported in Borrower’s most recent financial statements.

“Note” means the Promissory Note dated the date hereof, executed by Borrower payable to the order of Lender, in the original principal amount of the Facility Amount, together with all amendments, extensions, renewals, replacements, and modifications thereof.

“Obligations” means all obligations, indebtedness, and liabilities of Borrower to Lender or Affiliates of Lender, or both, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities under this Agreement, any Swap Contract, the other Loan Documents, any and all guarantees executed by Borrower in favor of Lender for any cash management or treasury services agreements and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof.

“Ordinary Course of Business” means the ordinary course of the business of Borrower, consistent with past practice, but excluding any event, action, circumstance or omission that would constitute or give rise to (a) a material violation of applicable law, (b) a breach, default or violation of any contract of Borrower or (c) a breach of any representation, warranty or covenant of Borrower set forth in the Loan Documents.

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“Organic Change” means, with respect to any entity, any of the following: (a) any sale, assignment, lease conveyance, exchange, transfer, sale-leaseback or other disposition of substantially all of the assets, business, equity securities or properties of such entity, whether in one or a series of transactions, other than in the Ordinary Course of Business and whether or not directly or indirectly or through the sale or other disposition of equity securities of any of the other Subsidiaries thereof, and (b) any (i) merger, consolidation or other combination to which such entity or any of its Subsidiaries is a party and is not the surviving entity following the merger or (ii) liquidation, winding up or dissolution of such entity or any of its Subsidiaries, other than (1) such of the foregoing as are expressly permitted elsewhere in this Agreement and (2) those transactions expressly consented to in writing by the Lender.

“Other Debt” means any Debt owed by Borrower to Lender or its Affiliates (other than the Obligations) and any other Debt of Borrower permitted by this Agreement.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“Permitted Exceptions” means (i) the Mortgage securing such Mortgage Note, (ii) Liens for taxes, not yet due and payable, special assessments or similar governmental charges not yet due and payable or still subject to payment without interest or penalty, (iii) zoning restrictions, utility easements, covenants or conditions and restrictions of record, which shall neither defeat nor render invalid such lien or the priority thereof, nor materially impair the marketability or value of such real estate, nor be violated by the existing improvements or the intended use thereof, and (iv) such other Liens as may be approved in writing by Lender.

“Person” means any individual, corporation, limited liability company, business trust, statutory trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person's heirs, administrators, personal representatives, executors, successors and assigns.

“Plan” means any employee benefit or other plan, other than a Multiemployer Plan, established or maintained by Borrower, or for which there is an obligation to make contributions by Borrower or there is any liability, contingent or otherwise with respect to Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 of the Code.

“Pledged Notes” means, at any time, the Mortgage Notes that are pledged to Lender under the Security Agreement.

“Principal Office” means the principal office of Lender, presently located at 2515 McKinney Avenue, Suite 1100, Dallas, Texas 75201.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.

“Prospectus” means, collectively, Borrower’s Prospectus and Statement of Additional Information, as most recently filed with the SEC.

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“Related Indebtedness” has the meaning set forth in Section 11.21 of this Agreement.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Responsible Officer” means the (a) chief executive officer, (b) president, (c) chief financial officer, (d) treasurer or (e) secretary of Borrower or (f) any Person that is an officer and is designated by an officer listed in subsections (a) through (e) above to act on behalf of such officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary trust, corporate, and/or other action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.

“Revolving Commitment” means Lender’s obligation to make Revolving Line of Credit Advances to Borrower, pursuant to Section 2.1 of this Agreement in an aggregate principal amount at any time outstanding up to but not exceeding the Facility Amount, subject, however, to termination on the Termination Date or pursuant to Section 10.2.

“Revolving Line of Credit Advance” means any advance made by Lender to Borrower pursuant to Section 2.1A of this Agreement.

“Security Agreement” means the Security Agreement executed by Borrower in favor of Lender, in form and substance satisfactory to Lender, as the same may be amended, restated, supplemented, modified, or changed from time to time.

“Security Documents” means each and every Security Agreement, Control Agreement, pledge, mortgage, deed of trust or other collateral security agreement required by or delivered to Lender from time to time to secure the Obligations or any portion thereof.

“Servicer” means StateBridge or such other third party servicer as Borrower and Lender may mutually and reasonably agree upon.

“Specified Event of Default” means (a) the existence of any of the Events of Default described in Sections 10.1A, 10.1B, 10.1C, 10.1D(i), 10.1E, 10.1G, 10.1J, 10.1M, or 10.1O or (b) Borrower shall breach any of Sections 7.1A, 7.1B, 7.1C, 7.1D, 7.1E, 7.1K or 7.1M of this Agreement and such breach continues for more than five (5) days following the date such breach first began.

“StateBridge” means Statebridge Company, LLC, a Colorado limited liability company.

“Subsidiary” means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such

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corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of the Subsidiaries or by Borrower and one or more of the Subsidiaries; and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.

“Swap Contract” means any agreement (including related confirmations and schedules) between Borrower and Lender or any Affiliate of Lender now existing or hereafter entered into which is, or relates to, a rate swap, basis swap, forward rate transaction, cap transaction, floor transaction, collar transaction or any other similar transactions (including any option with respect to any of these transactions) or any combination thereof.

“Tangible Net Worth” means, for any Person as of any date, all amounts which, in conformity with GAAP, would be included as stockholders’ equity on a balance sheet of such Person; provided, however, there shall be excluded therefrom: (a) any amount at which the equity of such Person appears as an asset on such Person’s balance sheet; (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto; (c) patents, trademarks, trade names, and copyrights; (d) deferred expenses; (e) loans and advances to any stockholder, director, officer, or employee of such Person; and (f) all other assets which are properly classified as intangible assets.

“Termination Date” means 11:00 a.m. Dallas, Central time on July 19, 2019, or such later date as shall be established pursuant to Section 2.4 or such earlier date on which the Revolving Commitment terminates as provided in this Agreement.

“Total Debt to Net Worth Ratio” means, as of any date of determination, the ratio of: (i) all Debt of Borrower in accordance with GAAP, as of such date to (ii) the Tangible Net Worth of Borrower as of such date.

“Tri-Party Agreement” means that certain Tri-Party Agreement among Borrower, Lender and Custodian, dated as of the date hereof, as the same may be amended, supplemented, modified or restated from time to time.

“UCC” means the Chapters 1 through 9 of the Texas Business and Commerce Code, as amended from time to time.

“Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at-risk rules of Section 430(i) of the Code, over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each calendar year, without regard to the averaging which may be allowed under Section 310(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code.

“Vendor Agreement” means that (a) that certain engagement letter (together with all exhibits, appendices and schedules thereto) dated as of October 19, 2017 among Lender, Behringer Advisors, LLC and Clayton Services, LLC, or (b) any other vendor agreement among Borrower, Lender and an Eligible Vendor with respect to the review of Collateral Packages, as the same may be amended, supplemented, modified or restated from time to time.

Section 1.2               Accounting Matters. Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed,

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unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the date of this Agreement unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

Section 1.3               Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

ARTICLE II.

Revolving Line of Credit Advances

Section 2.1               Revolving Line of Credit Advances.

A.                 Revolving Line of Credit Advances. Subject to the terms and conditions of this Agreement, Lender shall make one or more Revolving Line of Credit Advances to Borrower from time to time from the date hereof to and including the Termination Date, no more frequently than two (2) times per month, in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) the Facility Amount and (ii) the Aggregate Borrowing Base at such time. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow hereunder.

B.                  Borrowing Procedure. Borrower shall give Lender notice of each request of a Revolving Line of Credit Advance by means of an Advance Request Form containing the information required therein and delivered (by hand or by mechanically confirmed facsimile) to Lender no later than 1:00 p.m. Dallas, Central time three (3) Business Days prior to the date on which the Revolving Line of Credit Advance is desired to be funded (which shall also be a Business Day). Revolving Line of Credit Advances shall be in a minimum amount of $10,000. Lender at its option may accept telephonic requests for such Revolving Line of Credit Advances, provided that such acceptance shall not constitute a waiver of Lender's right to require delivery of an Advance Request Form in connection with subsequent Revolving Line of Credit Advances. Any telephonic request for a Revolving Line of Credit Advance by Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to Lender, but failure to deliver an Advance Request Form shall not be a defense to payment of the Revolving Line of Credit Advance. Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Revolving Line of Credit Advance shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated by Borrower.

C.                  The Note. The obligation of Borrower to repay the Revolving Line of Credit Advances and interest thereon shall be evidenced by the Note executed by Borrower,

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payable to the order of Lender, in the principal amount of the Facility Amount as originally in effect, and dated the date hereof.

D.                 Repayment of Revolving Line of Credit Advances. Borrower shall repay the unpaid principal amount of all Revolving Line of Credit Advances on the Termination Date, unless sooner due by reason of acceleration by Lender as provided in this Agreement.

E.                  Interest. The unpaid principal amount of the Note shall, subject to the following sentence, bear interest as provided in the Note. If at any time the rate of interest specified in the Note would exceed the Maximum Lawful Rate but for the provisions thereof limiting interest to the Maximum Lawful Rate, then any subsequent reduction shall not reduce the rate of interest on the Revolving Line of Credit Advances below the Maximum Lawful Rate until the aggregate amount of interest accrued on the Revolving Line of Credit Advances equals the aggregate amount of interest which would have accrued on the Revolving Line of Credit Advances if the interest rate had not been limited by the Maximum Lawful Rate. Accrued and unpaid interest on the Revolving Line of Credit Advances shall be payable as provided in the Note and on the Termination Date.

Section 2.2               General Provisions Regarding Interest; Etc.

A.                 Default Interest Rate. Any outstanding principal of any Revolving Line of Credit Advance and (to the fullest extent permitted by law) any other amount payable by Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Interest Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Additionally, upon the occurrence of an Event of Default (and from the date of such occurrence) all outstanding and unpaid principal amounts of all of the Obligations shall, to the extent permitted by law, bear interest at the Default Interest Rate until such time as Lender shall waive in writing the application of the Default Interest Rate to such Event of Default situation. Interest payable at the Default Interest Rate shall be payable from time to time on demand.

B.                  Computation of Interest. Interest on the Revolving Line of Credit Advances and all other amounts payable by Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

Section 2.3               Use of Proceeds. The proceeds of the Revolving Line of Credit Advances shall be used by Borrower for general business purposes.

Section 2.4               Extension of Termination Date. So long as no Event of Default shall have occurred and be continuing on the date on which notice is given in accordance with the following clause (a) or on the Termination Date, Borrower may extend the Termination Date to a date that is 364 days after the then-effective Termination Date, no more than two times, upon: (a) delivery of a written request therefor to Lender at least thirty (30) days, but no more than sixty (60) days, prior to the Termination Date then in effect; and (b) receipt by the Lender of a certificate of Borrower dated the date of such request stating that (i) no Event of Default then exists and is continuing and (ii) Borrower is in compliance with the financial covenants set forth in Article IX. Such extension shall be evidenced by delivery of written confirmation of the same by Lender to Borrower.

ARTICLE III.

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Payments

Section 3.1               Method of Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Lender at the Principal Office in Dollars in immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided in the Note.

Section 3.2               Prepayments.

A.                 Voluntary Prepayments. Borrower may prepay all or any portion of the Note to the extent and in the manner provided for therein. Prepayments shall be in a minimum amount of $10,000.

B.                  Mandatory Prepayment. Borrower must immediately pay the amount by which at any time the unpaid principal balance of the outstanding Revolving Line of Credit Advances exceed the Aggregate Borrowing Base at such time.

ARTICLE IV.

Security

Section 4.1               Collateral.

A.                 To secure full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered all of the Security Documents required by Lender covering the Collateral.

B.                  With respect to all Pledged Notes, Borrower shall deliver to Lender or Custodian in accordance with the Tri-Party Agreement the following, each in form and substance acceptable to Lender in its reasonable discretion:

(i)                 The original Mortgage Note, properly payable or endorsed to Borrower and endorsed by Borrower in blank in an Allonge, with appropriate completions (or if the original Mortgage Note has been lost or destroyed, a copy of such Mortgage Note together with a Lost Note Affidavit substantially in the form of Exhibit G hereto or another form acceptable to Lender);

(ii)               to the extent in the possession of Borrower, (A) the original recorded Mortgage or a copy of the recorded Mortgage, certified as true and correct, with evidence of recording thereon; and (B) the original or a copy, certified as true and correct, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney with evidence of recording thereon, if recordation is required, in each case delivered within sixty (60) days after acquisition by Borrower of the related Mortgage Loan;

(iii)             to the extent in the possession of Borrower, originals, or copies, certified as true and correct, of any intervening assignments of lien with evidence of recording thereon;

(iv)              an original Assignment of Lien executed by Borrower “in blank” or to Lender, notarized and acceptable for recording but not recorded; provided that the

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Assignment of Lien is not required to include: (A) identifying recordation information which matches the recording information that appears on the Mortgage or (B) the legal description of the property subject to such Mortgage;

(v)                to the extent in the possession of Borrower, the original or a copy, certified as true and correct, of the mortgagee title insurance policy or attorney’s opinion of title and abstract of title, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy (if any), insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the mortgagor; and

(vi)              any and all other files, documents, instruments, certificates or other records that are in the possession of Borrower and would be reasonably required to enforce a mortgagee’s remedies with respect to a default under the related Mortgage Loan.

Notwithstanding any term or provision in any Assignment of Lien, this Agreement or any other Loan Document, Lender and Borrower hereby covenant and agree that, (x) each such Assignment of Lien shall, with respect to each Mortgage Note described or specified therein and the Mortgage Loan evidenced thereby, constitute a collateral assignment of and grant of a security interest in, to and under such Mortgage Note and such Mortgage Loan and shall not constitute an assignment, transfer or conveyance of ownership or title by Borrower to Lender in and to such Mortgage Note and such Mortgage Loan; and (y) each Mortgage described or specified in each such Assignment of Lien (and the liens evidenced thereby) and each Mortgage Note described or referenced in such Assignment of Lien (and the Mortgage Loan evidenced thereby) are and shall constitute Collateral and the transactions contemplated by such Assignment of Lien shall constitute transactions that create security interests in personal property by contract and shall be subject in all respects to Article 9 of the Uniform Commercial Code in any relevant jurisdiction (the “Applicable UCC”) and such transactions and the exercise of rights and remedies by Lender under or in respect of any such Assignment of Lien shall be subject in all respects to (1) the Applicable UCC and other applicable law and (2) the terms and provisions of the Security Agreement.

C.                  Borrower shall execute and cause to be executed such further documents and instruments as Lender, in its reasonable discretion, deems necessary to create, evidence, preserve, and perfect its liens and security interests in the Collateral.

Section 4.2               Setoff. If an Event of Default shall have occurred and be continuing, Lender shall have the right to set off and apply against the Obligations in such manner as Lender may determine, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrower whether or not the Obligations are then due. As further security for the Obligations, Borrower hereby grants to Lender a security interest in all money, instruments, and other property of Borrower now or hereafter held by Lender, including, without limitation, property held in safekeeping. In addition to Lender's right of setoff and as further security for the Obligations, Borrower hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

Section 4.3

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Mortgage Loan Release. In the event that (i) Borrower sells or transfers a Mortgage Loan or (ii) a Mortgage Loan is paid off by the mortgagor thereof (each a “Release Event”), then upon receipt by Lender of written evidence of the consummation of such Release Event, in form and substance satisfactory to Lender, Lender shall promptly release any Lien granted to or held by Lender with respect to such Mortgage Loan and thereafter direct the Custodian to release the related Mortgage Loan Documents to Borrower in accordance with the terms of the Tri-Party Agreement, but in any event within five (5) Business Days of Lender’s receipt of the evidence of such Release Event; provided, however, that if such Release Event would result in the unpaid principal balance of the outstanding Revolving Line of Credit Advances exceeding the Aggregate Borrowing Base at such time, then Borrower shall (simultaneously with the Release Event) immediately pay to Lender the amount required pursuant to Section 3.2B.

Section 4.4               Recalculation of the Aggregate Borrowing Base. From time to time, but not more often than one time per calendar month, Borrower may request that Eligible Mortgage Loans not currently included in the calculation of the Aggregate Borrowing Base (each an “Additional Eligible Mortgage Loan”) be included in the Aggregate Borrowing Base subject to the satisfaction of the terms and conditions set forth below:

A.                 At least three (3) Business Days prior to the proposed inclusion of Additional Eligible Mortgage Loans in the Aggregate Borrowing Base, Borrower shall provide to Lender (or Custodian, as applicable) a Collateral Package for each Additional Eligible Mortgage Loan;

B.                  An Eligible Vendor has confirmed to Lender that (i) the Loan Detail with respect to each Additional Eligible Mortgage Loan is accurate, (ii) all items in the Collateral Package for each Additional Eligible Mortgage Loan have been received and (iii) there are no exceptions identified with respect to such Mortgage Loan (pursuant to the standards set forth in the Vendor Agreement or Tri-Party Agreement, as applicable);

C.                  Custodian shall have delivered to Lender, a Custodial Certification with respect to each Additional Eligible Mortgage Loan; and

D.                 Borrower shall have delivered a Borrowing Base Certificate re-calculated after giving effect to the Eligible Mortgage Loan Borrowing Base for each such Additional Eligible Mortgage Loan.

ARTICLE V.

Conditions Precedent

Section 5.1               Conditions Precedent to the Initial Revolving Line of Credit Advance. The obligation for Lender to make the initial Revolving Line of Credit Advance under this Agreement is subject to the condition precedent that Lender (or Custodian, as applicable) shall have received all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Lender:

A.                 Resolutions. Resolutions of the board of trustees (or other governing body) of Borrower, certified by the Secretary or an Assistant Secretary (or other custodian of records) of Borrower which authorize the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents;

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B.                  Incumbency Certificate. A certificate of incumbency of Borrower, certified by a Responsible Officer certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower is to be a party (including the certificates contemplated herein) on behalf of Borrower together with specimen signatures of such Persons;

C.                  Constituent Documents. The Constituent Documents for Borrower certified as of a date acceptable to Lender by the appropriate government officials of the state of organization of Borrower;

D.                 Governmental Certificates. Certificates of the appropriate government officials of the state of organization of Borrower, as to the existence and good standing of Borrower, each dated within thirty (30) days prior to the date of the first Revolving Line of Credit Advance;

E.                  Loan Documents. All Loan Documents, including but not limited to the Note, the Tri-Party Agreement, any Vendor Agreements and the Security Documents, executed by Borrower;

F.                  Financing Statements. Uniform Commercial Code financing statements naming Borrower as debtor and covering the Collateral as described in the Security Agreement;

G.                 Insurance Matters. Copies of insurance certificates describing all insurance policies required by Section 7.5, together with loss payable and lender endorsements (including endorsements referred to in Section 9.2) in favor of Lender with respect to all insurance policies covering Collateral;

H.                 UCC Search. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower in the office of the Secretary of State of Delaware, such search to be as of a date no more than thirty (30) days prior to the date hereof;

I.                    Opinion of Counsel. A favorable opinion of in-house legal counsel to Borrower, as to such other matters as Lender may reasonably request;

J.                    Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 11.1, to the extent incurred and invoiced, shall have been paid in full by Borrower.

K.                 Collateral Reviews. Such reports and written assurances as were provided by Clayton to Borrower and Lender on or about November 1, 2017 (or updates thereto) with respect to the initial Eligible Mortgage Loans;

L.                  Collateral. Evidence satisfactory to Lender, in its sole and absolute discretion, that all Collateral is held in the name of Borrower;

M.                Collateral Package. Lender (or Custodian, as applicable) shall have received a Collateral Package for each Mortgage Loan and an Eligible Vendor or Custodian has inventoried such Collateral Package and provided a report of the contents of such Collateral Package to Lender;

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N.                 Custodial Certification. Custodian shall have delivered to Lender, no later than two (2) Business Days prior to the day on which such Revolving Line of Credit Advance is desired to be funded, a Custodial Certification with respect to the Eligible Mortgage Loans to be pledged to Lender;

O.                 Payoff and Lien Release. A payoff letter or other evidence satisfactory to Lender that Borrower has paid off all existing secured indebtedness and evidence of the termination of all Liens related thereto; and

P.                  Advance Request Form. Lender shall have received an Advance Request Form executed by a Responsible Officer.

Section 5.2               Conditions Precedent to all Revolving Line of Credit Advances. The obligation for Lender to make any Revolving Line of Credit Advance (including the initial Revolving Line of Credit Advance) hereunder is subject to the following conditions precedent:

A.                 Collateral Package. To the extent not previously delivered pursuant to Section 5.1, Lender (or Custodian, as applicable) shall have received a Collateral Package for each Mortgage Loan and an Eligible Vendor or Custodian has inventoried such Collateral Package and provided a report of the contents of such Collateral Package to Lender;

B.                  No Default, Etc. No Default shall have occurred and be continuing, or would result from or after giving effect to such Revolving Line of Credit Advance;

C.                  Representations and Warranties. All of the representations and warranties contained in Article VI hereof and in the other Loan Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Revolving Line of Credit Advance, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Revolving Line of Credit Advance, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of such representations and warranties that contain a materiality qualification, in all respects) as of such earlier date;

D.                 Advance Request Form. Lender shall have received an Advance Request Form executed by a Responsible Officer;

E.                  MIAC Reports. Borrower shall deliver to Lender the most recent Mortgage Industry Advisory Corporation reports with respect to the current market value of the related Mortgaged Properties and Eligible Mortgage Loans;

F.                  No Material Adverse Event. No Material Adverse Event has occurred and no circumstance exists that could be a Material Adverse Event;

G.                 Availability under Revolving Commitment. With respect to any Revolving Line of Credit Advance under the Revolving Commitment, after giving effect to the Revolving Line of Credit Advance so requested, the aggregate outstanding amount of all Revolving Line of Credit Advances shall not exceed the lesser of (i) the Aggregate Borrowing Base

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as of the date of such Revolving Line of Credit Advance and (ii) the Revolving Commitment in effect as of the date of such Revolving Line of Credit Advance;

H.                 Powers of Attorney. Borrower shall deliver to Lender such executed originals as Lender may reasonably request of powers-of-attorney, in form and substance acceptable to Lender, in order to permit Lender (if an Event of Default occurs) to complete, execute, deliver, record, modify or correct a new or existing Assignment of Lien with respect to any Mortgage, so that such Assignment of Lien is in form and substance acceptable for recording in the applicable jurisdiction;

I.                    Other Mortgage Files. To the extent not previously delivered pursuant to Section 5.1 or Section 5.2A, Lender shall have received (in an electronic format) from Borrower (i) the most recent BPO and appraisal with respect to each Mortgage Loan (to the extent in the possession of Borrower) and (ii) such files, documents, instruments, certificates or other records that are in the possession of Borrower that would be required by applicable law to have been received with respect to the origination of each Mortgage Loan, including, without limitation, any appraisals; and

J.                    Additional Documentation. Lender shall have received such additional documents as Lender or its legal counsel may reasonably request.

Each Revolving Line of Credit Advance hereunder shall be deemed to be a representation and warranty by Borrower that the conditions specified in this Section 5.2 have been satisfied on and as of the date of the applicable Revolving Line of Credit Advance.

ARTICLE VI.

Representations and Warranties

To induce Lender to enter into this Agreement, and except as set forth on the schedules referenced herein, Borrower represents and warrants to Lender that as of the date hereof and as of the date of each Revolving Line of Credit Advance:

Section 6.1               Existence. Borrower: (a) is a Delaware statutory trust, duly organized, validly existing, and in good standing under the laws of the State of Delaware; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could result in an Material Adverse Event. Borrower has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

Section 6.2               Financial Statements; Etc. Borrower has delivered to Lender an unaudited financial report of Borrower as of the fiscal quarter ended March 31, 2018. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no Material Adverse Event with respect to Borrower or any of its Subsidiaries since the effective date of the most recent financial statements referred to in this Section. All projections delivered by Borrower to Lender have been prepared in good faith, with care and diligence and using assumptions that are reasonable under

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the circumstances at the time such projections were prepared and delivered to Lender and all such assumptions are disclosed in the projections, it being acknowledged and agreed by Lender that, to the extent included in any of the foregoing, projections or estimates as to future events are inherently uncertain and are not to be viewed as facts and that the actual results during the period or periods covered by such projections or estimates may materially differ from the projected results. Borrower has no material Guarantees, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, or any hedge agreement or other transaction or obligation in respect of derivatives, that are not reflected on Schedule 6.2 or in the most-recent financial statements referred to in this Section 6.2.

Section 6.3               Action; No Breach. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party and compliance with the terms and provisions hereof and thereof, and the consummation of the transactions contemplated to be entered into by Borrower herein, including the creation and perfection of the security interest in the Collateral granted under the Security Agreement, have been duly authorized by all requisite board of trustee action and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) Constituent Documents of Borrower or any of its Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which any of them or any of their Properties is bound or subject, or (b) constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of Borrower or any Subsidiary.

Section 6.4               Operation of Business. Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, except where the failure to possess or have a license or other right to use such assets could not reasonably be expected to result in a Material Adverse Event, and, to the knowledge of Borrower, Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

Section 6.5               Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries that could, if adversely determined, result in a Material Adverse Event. There are no outstanding judgments against Borrower or any Subsidiary of Borrower.

Section 6.6               Rights in Properties; Liens. Borrower and each of its Subsidiaries have good and indefeasible title to or valid leasehold interests in their respective Properties, including the Properties reflected in the financial statements described in Section 6.2, and none of the Properties of Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 8.2.

Section 6.7               Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is party, when delivered, shall constitute legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights. Notwithstanding anything to the contrary in Borrower’s Constituent Documents, (a) the Obligations (i) are and shall be enforceable against the Collateral, regardless of whether the Collateral is held with respect to a particular series of Borrower, and (ii) are not and shall not be readily identifiable as being held with respect to any particular series of Borrower, shall be enforceable against the assets of Borrower generally or any other series thereof and shall be “General Liabilities” enforceable against the Collateral, regardless of whether the Collateral is held with respect to a particular series of Borrower, (b)

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Borrower does not consist of one or more series, and (b) Lender shall not be required to look exclusively to the assets of any particular series of Borrower for repayment of the Obligations.

Section 6.8               Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof.

Section 6.9               Debt. Borrower and its Subsidiaries have no Debt on the date hereof other than the Debt listed on Schedule 8.1.

Section 6.10            Taxes. Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than taxes, if any, the payment of which is being contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP. Borrower knows of no pending investigation of Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of Borrower or any Subsidiary.

Section 6.11            Use of Proceeds; Margin Securities. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Revolving Line of Credit Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 6.12            ERISA. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur. No Plan has any Unfunded Pension Liability. Neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA). Neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan. Neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 6.13            Disclosure. No statement, information, report, representation, or warranty made by Borrower in this Agreement or in any other Loan Document or furnished to Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which is a Material Adverse Event, or which might in the future be a Material Adverse Event has not been disclosed in writing to Lender.

Section 6.14            Subsidiaries, Ventures, Etc. Borrower has no Subsidiaries, joint ventures or partnerships.

Section 6.15

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Agreements. Neither Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction which could result in a Material Adverse Event. Neither Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party which could result in a Material Adverse Event. No holder of Borrower’s or any Subsidiary’s debt or other obligations has given notice of any asserted default that could reasonably be expected to have a Material Adverse Event. As of the date of the initial Revolving Line of Credit Advance under this Agreement, (i) no liquidation or dissolution of Borrower is pending or, to Borrower’s knowledge, threatened and (ii) no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or any of its properties is pending, or to Borrower’s knowledge, threatened.

Section 6.16            Compliance with Laws. Neither Borrower nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, and each Mortgage Loan is in compliance in all material respects with the Federal Truth-In-Lending Act and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and other similar state laws unless noncompliance thereof either (x) was cured subsequent to origination, as permitted by applicable law, or (y) will not result in (1) any material liability to any holder of such Mortgage Loan or (2) any material loss in value of such Mortgage Loan which is not already reflected in Borrower’s cost basis calculated at the time of Borrower’s acquisition thereof with respect to such Mortgage Loan.

Section 6.17            Investment Company Act. Borrower is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 6.18            Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or a “public utility” within the meaning of the Public Utility Holding Company Act of 2005, as amended.

Section 6.19            Environmental Matters.

A.                 Borrower, each Subsidiary, and all of their respective properties, assets, and operations, and, to Borrower’s knowledge, all real property securing any Mortgage Loan, are in compliance in all material respects with all Environmental Laws. Borrower is not aware of, nor has Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Borrower and its Subsidiaries with all Environmental Laws;

B.                  Borrower and each Subsidiary and, to Borrower’s knowledge, each obligor under a Mortgage Loan, have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower and its Subsidiaries and, to Borrower’s knowledge, each obligor under a Mortgage Loan, are in compliance with all of the terms and conditions of such permits;

C.                  No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of Borrower or any Subsidiary, in violation of, or in a manner or to a location that could give rise to liability under, any applicable Environmental Laws. The use which Borrower and the Subsidiaries make and intend to make of their respective properties and assets

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will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets, in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

D.                 Neither Borrower nor any of its Subsidiaries currently or, to Borrower’s knowledge, previously owned or leased properties or operations, is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

E.                  There are no conditions or circumstances associated with the currently or, to Borrower’s knowledge, previously owned or leased properties or operations of Borrower or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

F.                  Neither Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state law. Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

G.                 Neither Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

H.                 No Lien arising under any Environmental Law has attached to any property or revenues of Borrower or its Subsidiaries.

Section 6.20            Borrower’s Address. Borrower’s chief executive office and principal place of business are at c/o Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, New York 11788 and c/o Oakline Advisors, LLC, 15601 Dallas Parkway, Suite 600, Addison, TX 75001 or at such other address as shall have been set forth in a written notice to the Lender at any time after the date of this Agreement.

Section 6.21            Servicing of Mortgage Loans. Borrower shall ensure the servicing of the Mortgage Loans in accordance with standard industry practices and in a commercially reasonable manner.

Section 6.22            Mortgage Loan Representations and Warranties.

A.                 All Mortgage Loans. As to each Mortgage Loan, Borrower represents, warrants and covenants to Lender that, for each Mortgage Loan, as of the date hereof (or such other date set forth below):

1.                   Borrower has no knowledge of any mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are or may be liens prior to, or equal with, the lien of the Mortgage;

2.                   To Borrower’s knowledge, no environmental hazard or toxic condition exists or has occurred with respect to any development in which a Mortgaged Property is located; To Borrower’s knowledge, there are no conditions or

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circumstances associated with any real property securing the Mortgage Loan that would reasonably be expected to give rise to any Environmental Liabilities;

3.                   The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure;

4.                   There is no homestead or other exemption or right available to the mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

5.                   The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the Lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Borrower has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, and Borrower has not waived any default;

6.                   The Mortgage Note is not and has not been secured by any collateral except the Lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement;

7.                   Borrower is in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and either (a) organized under the laws of such state, (b) qualified to do business in such state, or (c) not doing business in such state;

8.                   The Mortgage Loan is covered by an ALTA, CLTA or TLTA lender's title insurance policy which conforms to applicable state law, if any, and issued by a title insurer qualified as required under applicable state law and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Borrower, its successors and assigns of the first priority of the lien of the Mortgage in the original principal amount of the Mortgage Loan and, if such Mortgage Loan is an adjustable rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage interest rate or monthly payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Borrower and its successors and assigns are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of Lender and its assigns without any further act. No claims have been made under such lender's title insurance policy,

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and Borrower has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

9.                   The loan file for each Mortgage Loan contains any subsequent BPOs issued to Borrower after the date of the last appraisal included therein;

10.               The Mortgaged Property is located in the United States. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and, since the date of origination, to Borrower’s knowledge, has not been used for commercial purposes; provided that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes. The Mortgaged Property is not a Manufactured Home or a mobile home;

11.               The applicable mortgagor has not notified Borrower, and Borrower has no knowledge of any relief requested or allowed to such mortgagor under the Servicemembers Civil Relief Act of 2003, as amended, or other similar state or federal law;

12.               No fraud, material misrepresentation, gross negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of Borrower or, to Borrower’s knowledge, any other Person involved in the origination of the Mortgage Loan or in Borrower’s application for any insurance in relation to such Mortgage Loan, except where the impact of any such occurrence would not result in (x) any material liability to any holder of such Mortgage Loan or (y) any material loss in value of such Mortgage Loan which is not already reflected in Borrower’s cost basis therein, and has performed requisite due diligence in the Ordinary Course of Business, with respect to each Mortgage Loan. Borrower has reviewed all of the documents constituting the Mortgage Loan Documents and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth therein;

13.               The related Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

14.               The Mortgage Loan was not (i) a Construction Loan or (b) made for the purpose of facilitating the trade-in or exchange of a Mortgaged Property;

15.               If required, Borrower has possession of a life of loan, transferable flood certification contract for such Mortgage Loan and such contract is assignable without penalty, premium or cost to Borrower;

16.               No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the mortgagor and Borrower has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the mortgagor;

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17.               Except as disclosed to Lender in the supporting documentation attached to the applicable Borrowing Base Report, the Mortgage Loan is not (i) a negative amortization loan, (ii) a second lien loan, (iii) a home equity line of credit or similar loan, or (iv) a reverse mortgage;

18.               If required by applicable law, Borrower has directed Servicer to conduct an escrow analysis for each escrowed Mortgage Loan in accordance with applicable law. All books and records with respect to each Mortgage Loan comply with applicable law and regulations, and Borrower has directed Servicer to adjust such books and records to reflect the results of the escrow analyses. To Borrower’s knowledge, Servicer used no inflation factor in such escrow analysis except if permitted under applicable law. Borrower has directed Servicer to deliver notification to the applicable mortgagor(s) under each Mortgage Loan of all adjustments resulting from such escrow analyses; and

19.               The property and improvements covered by such Mortgage Loan are insured against loss or damage by fire, flood (when required) and all other hazards normally included within standard extended coverage in accordance with the provisions of such Mortgage Loan with Borrower named as a mortgagee under a standard mortgagee endorsement and loss payee thereon.

B.                  Eligible Mortgage Loans. As to each Eligible Mortgage Loan, Borrower represents, warrants and covenants to Lender that, for each Eligible Mortgage Loan, as of the date hereof (or such other date set forth below):

1.                   The information set forth in the Collateral Package is true, correct and complete in all material respects;

2.                   To Borrower’s knowledge, all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges and any and all similar assessments which previously became due and owing with respect to any Mortgaged Property have been paid by the applicable mortgagor, or an escrow of funds has been established, in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable with respect to any Mortgaged Property;

3.                   Borrower (a) has received delivery of all documents required by the terms and conditions of the applicable Mortgage Loan Documents, unless the failure to deliver such documents would not result in (x) any material liability to any holder of such Mortgage Loan or (y) any material loss in value of such Mortgage Loan, and (b) has performed requisite due diligence in the Ordinary Course of Business, with respect to each Mortgage Loan;

4.                   Upon default by a mortgagor on an Eligible Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Eligible Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property;

5.                   The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the

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Mortgage, and (b) which have been delivered to Lender or Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the private mortgage insurance policy, if any, and by the title insurer, to the extent required by the related policy provided by Borrower and is reflected appropriately on any and all documentation or data and is true and accurate in all respects. No other instrument of waiver, alteration or modification has been executed, and no mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the private mortgage insurance policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage Loan Documents. The principal amount of each Mortgage Loan has been fully disbursed as of the date hereof and there is no requirement for future advances thereunder except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to the rehabilitation, restoration or repair of the related Mortgaged Property;

6.                   To Borrower’s knowledge, there are no defaults by Borrower in complying with the terms of the Eligible Mortgage Loan, and all flood and hazard insurance premiums and private mortgage insurance premiums which are due, have been paid without loss or penalty to the mortgagor. Neither Borrower nor, to Borrower’s knowledge, its predecessors, have waived any default, breach, violation or event of acceleration. Borrower has received no notice of, and has no knowledge of, any event, including but not limited to the bankruptcy filing or death of a mortgagor, which may or could give rise to a mortgagor default, breach, violation or event of acceleration under the Mortgage Note or Mortgage. Borrower has not advanced funds, or induced, solicited or knowingly received any advance from any Person other than the mortgagor, directly or indirectly, for the payment of any amount due under the Eligible Mortgage Loan;

7.                   With respect to each Eligible Mortgage Loan, (i) the first Lien securing the Eligible Mortgage Loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration caused by any action or omission of Borrower existing under the related Mortgage or Mortgage Note, and (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder;

8.                   Borrower has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the applicable mortgagor or the applicable mortgagor’s credit standing that could reasonably be expected to (i) cause investors to regard the Eligible Mortgage Loan as an unacceptable investment, (ii) cause the Eligible Mortgage Loan to become delinquent or (iii) materially adversely affect the value or the marketability of the Mortgage;

9.                   Unless such noncompliance in the case of any of the following clauses (i) through (iii) below will not result in (y) any material liability to any holder of such Eligible Mortgage Loan or (z) any material loss in value of such Mortgage Loan which is not already reflected in Borrower’s cost basis calculated at the time of Borrower’s acquisition thereof with respect to such Mortgage Loan, (i) No Eligible Mortgage Loan is classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), unless HOEPA does

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not apply to such Mortgage Loan or (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law; (ii) the Eligible Mortgage Loan does not have an “annual percentage rate” or total “points and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. § 226.32(a)(1)(i), unless HOEPA does not apply to such Eligible Mortgage Loan; (iii) no term or condition of, and no practice used in connection with the origination of, such Eligible Mortgage Loan has been categorized as an “unfair” or “deceptive” term, condition or practice under any applicable federal, state or local law (or regulation promulgated thereunder) and the Eligible Mortgage Loan does not have any terms which expose Lender to regulatory action or enforcement proceedings, penalties or other sanctions;

10.               Unless such noncompliance in the case of any of the following clauses (i) through (iv) below will not result in (y) any material liability to any holder of such Eligible Mortgage Loan or (z) any material loss in value of such Mortgage Loan which is not already reflected in Borrower’s cost basis calculated at the time of Borrower’s acquisition thereof with respect to such Mortgage Loan, with respect to any Eligible Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Eligible Mortgage Loan provides some benefit to the applicable mortgagor (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty, (ii) the Eligible Mortgage Loan’s originator had a written policy of offering such mortgagor the option of obtaining a mortgage loan that did not require payment of such a penalty, (iii) the prepayment penalty was adequately disclosed to the mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state or federal law to the contrary, Borrower shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the mortgagor’s default in making the loan payments;

11.               With respect to escrow deposits and payments that Borrower is entitled to collect with respect to each Eligible Mortgage Loan, to the best of Borrower’s knowledge, all such payments are in the possession of, or under the control of Borrower, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Borrower has directed Servicer to collect all escrow payments in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Eligible Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in a manner intended to ensure that there are sufficient escrow funds on hand to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

12.               Borrower has directed Servicer to credit to the account of the related mortgagor under the Eligible Mortgage Loan all interest required to be paid by applicable law or by the terms of the related Mortgage Note on any escrow account. Evidence of such credit shall be provided to Lender upon reasonable request; and

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13.               The Mortgage Loan is not (i) a negative amortization loan, (ii) a second lien loan, (iii) a home equity line of credit or similar loan, or (iv) a reverse mortgage.

Section 6.23            Eligible Mortgage Loans. By delivery of the applicable Advance Request Form, Borrower shall be deemed, as of the delivery date of such Advance Request Form and as of each date thereafter that Mortgage Loans included in the Eligible Mortgage Loan Borrowing Base remain subject to this Agreement, to represent and warrant that each such Mortgage Loan is an Eligible Mortgage Loan.

Section 6.24            Foreign Assets Control Regulations and Anti-Money Laundering. Borrower is and will remain in compliance in all material respects with all United States economic sanctions laws, Executive Orders and implementing regulations as promulgated by OFAC, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. Borrower (a) is not a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (b) is not a Person who is otherwise the target of United States economic sanction laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person, or (c) is not controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States law.

Section 6.25            Solvency. Neither the Loan Documents nor any transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Borrower’s creditors. The pledge of the Collateral subject hereto is not undertaken with the intent to hinder, delay or defraud any of Borrower’s creditors. Borrower is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the pledge of the Collateral pursuant hereto (i) will not cause Borrower to become insolvent, (ii) will not result in any property remaining with Borrower to be unreasonably small capital, and (iii) will not result in debts that would be beyond Borrower’s ability to pay as the same mature.

Section 6.26            Patriot Act. Borrower is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the Patriot Act, and (c) all other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Revolving Line of Credit Advance will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

Section 6.27            Accounts. All deposit accounts of Borrower are listed on Schedule 6.27 hereto, and each deposit account is subject to a Control Agreement.

ARTICLE VII.

Affirmative Covenants

Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Revolving Commitment hereunder, Borrower will perform and observe the following affirmative covenants, unless Lender shall otherwise consent in writing:

Section 7.1

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Reporting Requirements. Borrower will furnish to Lender:

A.                 Annual Financial Statements. As soon as available, and in any event within seventy (70) days after the end of each fiscal year of Borrower and its Subsidiaries, beginning with the fiscal year ending September 30, 2018, (i) a copy of the annual audit report of Borrower for such fiscal year containing statements of assets and liabilities and statements of operations and cash flow as at the end of such fiscal year and for the 12-month period then ended, all in reasonable detail and audited and certified by Grant Thornton LLP or other independent certified public accountants of recognized standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope;

B.                  Quarterly Financial Statements. As soon as available, and in any event within (i) forty-five (45) days after the end of each of the first and third fiscal quarter of Borrower and (ii) seventy (70) days after the end of the second fiscal quarter of Borrower, a copy of an unaudited financial report of Borrower as of the end of such fiscal quarter, containing, statements of assets and liabilities and statements of operations and cash flow for the second fiscal quarter, all in reasonable detail certified by the chief financial officer of Borrower to have been prepared in accordance with GAAP, with respect to Borrower, consistent with any applicable reporting requirements promulgated by the United States Securities and Exchange Commission, and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower, as of the dates and for the periods indicated therein;

C.                  Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 7.1A and 7.1B, a certificate of a Responsible Officer of Borrower (i) stating that to the best of such officer’s knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in Article IX.

D.                 Borrowing Base Report. As soon as available, and in any event within fifteen (15) days after the end of each calendar month, a Borrowing Base Report, certified by a Responsible Officer of Borrower.

E.                  Subservicing Remittance Package. As soon as available, and in any event within the earlier of (i) seventeen (17) Business Days after the end of each calendar month or (ii) one (1) Business Day following Borrower’s receipt of same from Servicer, a copy of the subservicing remittance package from Servicer containing Mortgage Loan payment information, including, but not limited to, loan balances, interest rates, and other information pertaining to the servicing of each Mortgage Loan, all certified by a Responsible Officer of Borrower as being a true, complete and correct copy of such information received by Borrower from Servicer.

F.                  Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, or properties of Borrower or any Subsidiary;

G.                 Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting

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Borrower or any Subsidiary which, if determined adversely to Borrower or such Subsidiary, could be a Material Adverse Event;

H.                 Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;

I.                    ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of a Responsible Officer of Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Borrower proposes to take with respect thereto;

J.                    Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Lender pursuant to any other clause of this Section;

K.                 Notice of Material Adverse Event. Promptly after the occurrence thereof, written notice of any matter that could be a Material Adverse Event;

L.                  Notice of Attachment. Promptly, and in any event within ten (10) days after the commencement thereof, notice of any attachment, sequestration, or similar proceeding or proceedings against Borrower involving an aggregate amount in excess of $100,000 against any of its assets or properties;

M.                Tax Returns. Borrower shall electronically deliver to Lender, within fifteen (15) days of filing, complete copies of Borrower’s federal and state tax returns, as applicable, together with all schedules thereto, each of which shall be signed and certified by Borrower to be true and complete copies of such returns.  In the event an extension is filed, Borrower shall deliver a copy of the extension within fifteen (15) days of filing;

N.                 Notice of Ineligible Mortgage Loan. Whenever any Eligible Mortgage Loan shall become ineligible, Borrower shall notify Lender in the next scheduled Borrowing Base Report delivered pursuant to Section 7.1D hereof;

O.                 Fraud. Borrower shall immediately notify Lender in writing if Borrower becomes aware of any circumstances constituting an occurrence of, or an allegation of, fraud arising out of or relating to (a) the origination of any Mortgage Loan, or (b) loan origination, loan servicing, or any business operation or practice of Borrower, any of Borrower’s Affiliates, or any Person from whom Borrower acquires, directly or indirectly, any Mortgage Loans;

P.                  Fidelity Bond. Promptly, but in any event within thirty (30) days following the date any such payment is due, Borrower shall provide to Lender evidence of payment of any insurance premiums, fees or expenses relating to insurance required pursuant to Section 9.2;

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Q.                 Appraisals. Promptly, any appraisal received by Borrower with respect to any Mortgage Loan, which appraisal may be provided in either paper or electronic format;

R.                  BPOs. Promptly, any BPO received by Borrower with respect to any Mortgage Loan, which BPO may be provided in either paper or electronic format;

S.                  Amendments and Modifications. Without limiting Section 4.3 hereof, promptly upon the execution thereof, copies of any amendments, modifications, restatements, extensions, or renewals of any terms of any Mortgage Loan Documents;

T.                  General Information. Promptly, such other information concerning Borrower or any Subsidiary as Lender may from time to time request.

Section 7.2               Maintenance of Existence; Conduct of Business. Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, (a) its existence and (b) all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary in the Ordinary Course of Business, except, in the case of clause (b) above, to the extent a failure to do so could not reasonably be expected to result in a Material Adverse Event. Borrower will conduct its business in an orderly and efficient manner in accordance with good business practices. Without limitation, Borrower will not make (and will not permit any of its Subsidiaries to make) any material change in its credit collection policies if such change would materially impair the collectability of any Mortgage Loan, nor will it rescind, cancel or modify any Mortgage Loan except in the Ordinary Course of Business.

Section 7.3               Maintenance of Properties. Borrower will maintain, keep, and preserve, and will cause each Subsidiary to maintain, keep, and preserve, all of its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 7.4               Taxes and Claims. Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Borrower nor any Subsidiary shall not be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

Section 7.5               Insurance. Borrower will maintain, and will cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower and the Subsidiaries operate, provided that in any event Borrower will maintain, and will cause each Subsidiary to maintain, fidelity and errors and omissions insurance in accordance with Section 9.2, property insurance and comprehensive general liability insurance reasonably satisfactory to Lender.

Section 7.6               Inspection Rights. At any reasonable time and from time to time upon two (2) days’ advance written or telephonic notice (provided that no notice shall be required during the continuation of an Event of Default), Borrower will permit, and will cause each Subsidiary to permit, representatives of Lender to examine the Collateral (including, but not limited to, any and all records, due diligence materials, loan documents and files related to the underlying Mortgage Loans) and conduct Collateral audits, to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants, in each instance, at Borrower’s expense; provided that,

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other than with respect to such visits and inspections during the continuance of an Event of Default, Lender shall not exercise such rights more often that one time during any calendar year at Borrower’s expense, but may exercise such rights more often at Lender’s own expense.

Section 7.7               Keeping Books and Records. Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

Section 7.8               Compliance with Laws. Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

Section 7.9               Compliance with Agreements. Borrower will comply in all material respects with all material agreements, contracts, and instruments binding on it or affecting its properties or business. Borrower shall also comply with the material terms, conditions and covenants (including financial covenants) contained in any agreements or documents evidencing or related to Other Debt.

Section 7.10            Further Assurances. Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments, including additional original powers of attorney in connection with the recordation of any Assignment of Lien, and take such further action as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Lender in the Collateral.

Section 7.11            ERISA. Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

Section 7.12            Custodian and Vendor Fees. Borrower shall be liable for and shall pay as and when due thereunder all fees and charges payable in connection with the Tri-Party Agreement and any Vendor Agreement upon the terms and subject to the conditions set forth therein. Lender shall, at Borrower's sole cost and expense, cooperate with Borrower upon Borrower's reasonable request to allow for the discharge or release of the applicable Mortgage Loans (when permitted pursuant to this Agreement and the other Loan Documents), sale of the applicable Mortgage Loans (when permitted pursuant to this Agreement and the other Loan Documents), including but not limited to, the delivery of the original notes, mortgages and/or deeds of trust to permit Borrower to foreclose its mortgages or deeds of trust under terms and conditions set forth in the Tri-Party Agreement, any Vendor Agreement, or otherwise satisfactory to Lender.

Section 7.13            Sale of Mortgage Loans. Borrower will direct all proceeds from the sale of any Mortgage Loans into a Controlled Account.

ARTICLE VIII.

Negative Covenants

Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Revolving Commitment hereunder, Borrower will perform and observe the following negative covenants, unless Lender shall otherwise consent in writing:

Section 8.1               Debt.A.

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A. Borrower will not, and will not permit any Subsidiary to, without prior written consent of Lender, incur, create, assume, or permit to exist, any Debt, except (i) Debt owing to Lender, (ii) existing Debt described on Schedule 8.1 hereto (“Existing Debt”), and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof); and (iii) other unsecured Debt not to exceed $100,000 in the aggregate at any time outstanding.

B.                  Borrower will not, and will not permit any Subsidiary to, without prior written consent of Lender, amend, modify or refinance any Debt, other than (1) Debt owing to Lender and (2) the refinancing, refunding, renewal or extension of Existing Debt (without increasing, or shortening the maturity of, the principal amount thereof).

Section 8.2               Limitation on Liens. Borrower will not incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, including for the avoidance of doubt any receivables or rights to receivables from any Mortgage Loan, whether now owned or hereafter acquired, except:

(i)                 Liens disclosed on Schedule 8.2 hereto;

(ii)               Liens in favor of Lender;

(iii)             encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(iv)              Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

(v)                Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the Ordinary Course of Business; and

(vi)              Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or leases made in the Ordinary Course of Business.

Section 8.3               Mergers, Etc. Unless Lender expressly consents in writing, Borrower will not (i) become a party to a merger, consolidation or other combination, wherein Borrower is not the surviving entity following such merger, consolidation or combination, or (ii) wind-up, dissolve, or liquidate.

Section 8.4               Restricted Payments. If Borrower is, or would be, as a result of taking the following actions, in violation of any of the covenants contained in Article IX or an Event of Default would be caused thereby, Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its equity interests, or redeem, purchase, retire, or otherwise acquire any of its equity interests, or permit any of its Subsidiaries to purchase or otherwise acquire any equity interest of Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any

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redemption, purchase, retirement, or other acquisition of any of its equity interests, including, without limitation, (i) quarterly repurchases of shares of beneficial interest of Borrower, (ii) monthly dividend distributions to Borrower’s shareholders of the net investment income of Borrower after payment of Borrower’s operating expenses, in accordance with the distribution policy described in Borrower’s Prospectus, (iii) distributions on account of Borrower’s dividend reinvestment policy administered by Gemini Fund Service, LLC, and as described in Borrower’s Prospectus, and (iv) any other distributions Borrower is required by the Investment Company Act of 1940 to make in order to maintain its status as a “registered investment company” thereunder; provided, however, that during an Event of Default that is not a Specified Event of Default, Borrower may make any payments or distributions described in clause (iv) solely to the extent and in the minimum amount legally required by Investment Company Act of 1940 to maintain its status as a “registered investment company” thereunder. For the avoidance of doubt (other than as set forth with respect to clause (iv) above), upon the occurrence and during the continuance of an Event of Default, Borrower may not make any payment or distribution contemplated in this Section 8.4.

Section 8.5               Loans and Investments.

A.                 If Borrower is, or would be as a result of taking the following actions, in violation of any of the covenants contained in Article IX, Borrower will not make any advance, loan, extension of credit, other than Mortgage Loans, or capital contribution to or investment in, or purchase, any Person, except:

1.                   Investments in cash and Cash Equivalents;

2.                   fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00;

3.                   commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of S&P or Moody's;

4.                   loans and advances to employees in the ordinary course of business related to expenses incurred in the ordinary course of employment;

5.                   other investments reasonably acceptable to Lender, with Lender’s prior written consent; and

6.                   other instruments described in the Prospectus.

B.                  Other than loans referenced in Section 8.5A.4 above, Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, other than Mortgage Loans, to, or purchase, or permit any Subsidiary to purchase, any bonds, notes, debentures, or other credit instrument of, any holder of an equity interest in Borrower, or any Affiliate of a holder of an equity interest in Borrower.

Section 8.6               Limitation on Issuance of Equity. If taking the following actions would result in a Change of Control or Organic Change, Borrower will not, and will not permit any of its Subsidiaries to, at any time, issue, sell, assign or otherwise dispose of (a) any of its equity interests; (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its equity interests; or (c) any option, warrant, or other right to acquire any of its equity interests.

Section 8.7               Transactions with Affiliates. Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange

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of property or the rendering of any service, with any Affiliate of Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary’s business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Borrower or such Subsidiary; provided that the foregoing restrictions not apply to: (i) transactions set forth on Schedule 8.7, and (ii) issuances by Borrower of awards or grants of beneficial interests and employment and severance agreements, approved by the board of trustees or similar governing body of Borrower.

Section 8.8               Disposition of Assets. Borrower will not sell, lease, assign, transfer, or otherwise dispose of all or substantially all of its assets.

Section 8.9               Prepayment of Debt. Borrower will not prepay, and will not permit any Subsidiary to prepay, any Debt, except the Obligations and Existing Debt.

Section 8.10            Nature of Business. Borrower will not make any material change in the nature of its business as carried on as of the date hereof.

Section 8.11            Environmental Protection. Borrower will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower or any of its Subsidiaries would be responsible.

Section 8.12            Accounting. Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Lender, or (b) in tax reporting treatment, except as required by law and disclosed to Lender.

Section 8.13            No Negative Pledge. Borrower will not, and will not permit any of its Subsidiaries to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which directly or indirectly prohibits Borrower or any Subsidiary from creating or incurring a Lien on any of its assets.

Section 8.14            No Amendments. Borrower will not make, or permit to be made, (a) any amendments or modifications to its Constituent Documents which (i) could reasonably be expected to be a Material Adverse Event, (ii) would designate or identify that any Collateral is held with respect to a particular series of Borrower, (iii) would create any series, or (iv) would require Lender to look exclusively to the assets of any particular series of Borrower for repayment of the Obligations, or (b) any amendments, modifications, restatements, extensions, or renewals of any terms of any Eligible Mortgage Loan or release any security or obligor related thereto, except to the extent such Eligible Mortgage Loan is released pursuant to Section 4.3 or such Eligible Mortgage Loan becomes ineligible as a result of such amendment, modification, restatement, extension, or renewal.

Section 8.15            Limitations on Credit and Collection Practices. Borrower shall not make any changes in its credit and collection policy which would, based upon the facts and circumstances in existence at such time, reasonably be expected to materially adversely affect the collectability, credit quality or characteristics of the Mortgage Loans pledged as Collateral to Lender hereunder, taken as a whole, or the ability of Borrower to exercise of any of its rights and remedies, hereunder or under any other document included in the Collateral Package.

Section 8.16

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Accounts. Without Lender’s prior written consent, Borrower shall not establish any accounts in addition to those listed on Schedule 6.27, unless such accounts are subject to Lender's exclusive control through a Control Agreement.

Section 8.17            Mortgage Loans. Without Lender’s prior written consent, Borrower shall not allow Eligible Mortgage Loans with an aggregate Eligible Mortgage Loan Borrowing Base value of greater than $10,000,000 to be outside of possession of Custodian at any one time.

ARTICLE IX.

Financial Covenants

Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Revolving Commitment hereunder:

Section 9.1               Total Debt to Net Worth Ratio. Borrower shall not, at any time, permit the Total Debt to Net Worth Ratio of Borrower to be more than 0.5:1.0, and such ratio shall be calculated on the last day of each fiscal quarter.

Section 9.2               Minimum Fidelity Bond and E&O Insurance. Borrower will maintain a blanket fidelity bond in an amount required pursuant to the Investment Company Act of 1940 covering employee dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property and computer fraud. Borrower will maintain an errors and omissions insurance covering errors and omissions of directors and officers of the fund in an amount no less than $10,000,000.

Section 9.3               Minimum Liquidity. Borrower shall not, at any time, permit the Liquidity to be less than the greater of (A) five percent (5%) of the aggregate amount of all Revolving Line of Credit Advances outstanding on such date, or (B) $500,000, and such Liquidity shall be calculated on the last day of each fiscal quarter.

Section 9.4               Debt Service Coverage Ratio. Borrower shall not permit, as of the last day of each fiscal quarter of Borrower, the Debt Service Coverage Ratio to be less than 1.75:1.0.

Section 9.5               Minimum Assets to Liabilities Ratio. Borrower shall not permit, at any time, the ratio of its total assets to its total liabilities, each as reflected on the most recently-delivered financial statements, last required to be delivered pursuant to Sections 7.1A and 7.1B, to be greater than 3.0:1.0, and such ratio shall be calculated on the last day of each fiscal quarter.

ARTICLE X.

Default

Section 10.1            Events of Default. Each of the following shall be deemed an “Event of Default”:

A.                 Borrower shall fail to pay the Obligations or any part thereof shall not be paid and (i) with respect to payments of principal when due or declared due, and (ii) other than with respect to payments of principal, such failure shall continue unremedied for three (3) days after such payment became due;

B.                  Borrower shall fail to provide to Lender timely notice of Default as required by Section 7.1H of this Agreement or Borrower shall breach any provision of Article VIII or Article IX (other than Section 9.3) of this Agreement;

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C.                  Any material representation or warranty made or deemed made by Borrower (or any of its officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made (other than the representations and warranties set forth in Section 6.22 hereof, which shall be considered solely for the purpose of determining with respect to any Pledged Notes (A) the Eligible Mortgage Loan Borrowing Base value, or (B) whether such Mortgage Loan is an Eligible Mortgage Loan, unless, (x) Borrower shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (y) any such representations and warranties have been determined by Lender to be materially false or misleading on a regular basis);

D.                 (i) Borrower shall breach Section 9.3 of this Agreement and such breach continues for more than thirty (30) days following the date such breach first began; (ii) Borrower shall breach Section 7.1 of this Agreement (other than Section 7.1H) and such breach continues for more than five (5) days following the date such breach first began; or (iii) Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 10.1A, B, D(i) or D(ii)), and such failure continues for more than thirty (30) days following the earlier of (a) a Responsible Officer becoming aware of such default or (b) receipt by Borrower of notice from Lender of such default;

E.                  Borrower or any Subsidiary shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;

F.                  Borrower or any Subsidiary shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) in the amount of $75,000 or more, or the maturity of any such Debt shall have been accelerated, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof;

G.                 This Agreement or any other Loan Document shall cease to be in full force and effect (other than in each case in accordance with the terms hereof) or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Subsidiary or any of their respective shareholders, or Borrower shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral (subject to Permitted Exceptions) purported to be covered thereby (other than as a result of the Lender’s failure to maintain any possession of any promissory note or other instrument delivered to it under the Security Agreement);

H.                 Any of the following events shall occur or exist with respect to Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable

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Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Lender subject Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $750,000;

I.                    Borrower, any of its Subsidiaries, or any of its properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under the Racketeer Influenced and Corrupt Organization Act of 1970, or otherwise) and the same shall not have been discharged within thirty (30) days from the date of entry thereof;

J.                    An involuntary proceeding shall be commenced against Borrower or any Subsidiary seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days;

K.                 Borrower or any Subsidiary shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $75,000 against any of its assets or properties;

L.                  A final judgment or judgments for the payment of money in excess of $75,000 in the aggregate shall be rendered by a court or courts against Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and Borrower or the relevant Subsidiary shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

M.                A Change of Control or an Organic Change shall occur without Lender’s prior written consent;

N.                 A default or event of default occurs with respect to any document that evidences any of the Obligations (other than this Agreement), or any other event shall occur or condition shall exist if the effect of such event or condition is to cause, or to permit the holders of any of the Obligations to cause, any Obligation to become due prior to the stated maturity or stated due date thereof; or

O.                 Lender determines that a Material Adverse Event has occurred or a circumstance exists that could result in a Material Adverse Event.

Section 10.2            Remedies Upon Default. If any Event of Default shall occur and be continuing, Lender may without notice terminate the Revolving Commitment and declare the Obligations or any part

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thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 10.1E or Section 10.1J, the Revolving Commitment shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. If any Event of Default shall occur and be continuing, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

Borrower hereby appoints Lender (or Lender’s designee) as Borrower’s attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, to act in its name, place, and stead, with full power of substitution if Lender so elects, to do any of the following in Borrower’s name upon the occurrence of an Event of Default after the expiration of any applicable cure period: complete, execute, deliver, record, modify or correct a new or existing Assignment of Lien with respect to any Mortgage, so that such Assignment of Lien is in form and substance acceptable for recording in the applicable jurisdiction. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Borrower hereby ratifies and confirms all that Lender or Lender’s designee shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney.

Section 10.3            Performance by Lender. If Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in connection with such performance or attempted performance to Lender, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

ARTICLE XI.

Miscellaneous

Section 11.1            Expenses. Borrower hereby agrees to pay on demand: (a) all reasonable and documented out-of-pocket costs and expenses of Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents (and the Mortgage Loans related hereto) and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses related to appraisals and document preparation and of legal counsel, advisors, consultants, and auditors for Lender, (b) all out-of-pocket costs and expenses of Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel, advisors, consultants, and auditors for Lender, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all out-of-pocket costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, (e) any fees payable pursuant to the Tri-Party Agreement, and (f) all other costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document, any litigation, dispute, suit, proceeding or action; the enforcement of its rights and remedies, protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges incurred in connection

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with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of Borrower.

Section 11.2            INDEMNIFICATION. BORROWER SHALL INDEMNIFY LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (EACH, AN “INDEMNITEE”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER, (E) THE RELEASE OR DELIVERY OF ANY COLLATERAL PACKAGE TO A BAILEE OR ACCEPTABLE ATTORNEY AS CONTEMPLATED BY THE TERMS OF THE TRI-PARTY AGREEMENT, (F) THE COLLATERAL, OR ANY USE, POSSESSION, MAINTENANCE, OR MANAGEMENT THEREOF, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. BORROWER DOES HEREBY ASSUME ALL LIABILITY FOR THE COLLATERAL, AND FOR ANY USE, POSSESSION, MAINTENANCE, AND MANAGEMENT OF ALL OR ANY OF THE COLLATERAL, INCLUDING ANY TAXES ARISING AS A RESULT OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS SUBJECT TO THE LIMITATIONS EXPRESSLY SET FORTH THEREIN. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON OR ARISING IN STRICT LIABILITY; provided that such indemnity shall not, as to any Indemnitee, be available to the extent such losses, liabilities, claims, damages, penalties, judgments, disbursements, costs and expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (y) result from a claim brought by Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

Section 11.3            Limitation of Liability. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's Affiliates, officers, directors, employees, attorneys, or agents for

41

punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 11.4            No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower’s shareholders or any other Person.

Section 11.5            Lender Not Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 11.6            Equitable Relief. Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Borrower therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 11.7            No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 11.8            Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. Lender may assign all or any portion of its rights, obligations and interest under this Agreement at any time with the consent of Borrower (such consent not to be unreasonably withheld or delayed); provided however that Lender may assign all or any portion of its rights, obligations and interest under this Agreement without the consent of Borrower (a) to an Affiliate or the successor entity which retains Lender’s interest in this Agreement after the occurrence of an Organic Change with respect to Lender, (b) to other syndicate lenders so long as Lender remains the lead agent for the syndicate under this Agreement, and (c) after the occurrence and during the continuance of an Event of Default.

Section 11.9            Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 11.1, and 11.2 shall survive repayment of the Note and termination of the Revolving Commitment.

Section 11.10        ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

42

SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 11.11        Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or subject to the last sentence hereof electronic mail address specified for notices below the signatures hereon or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (i) actual receipt by the intended recipient or (ii) (A) if delivered by hand or courier, when signed for by the designated recipient; (B) if delivered by mail, four business days after deposit in the mail, postage prepaid; (C) if delivered by facsimile when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of the last sentence below) when delivered; provided, however, that notices and other communications pursuant to Article II shall not be effective until actually received by Lender. Electronic mail and intranet websites may be used only to (1) distribute routine communications, such as financial statements and other information, (2) provide notice pursuant to Section 4.3, and (3) to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

Section 11.12        Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Dallas County, Texas, and it shall be performable for all purposes in Dallas County, Texas. Any action or proceeding against Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Dallas County, Texas. Borrower hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 11.11. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by Borrower against Lender shall be brought only in a court located in Dallas County, Texas.

Section 11.13        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.14        Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

Section 11.15        Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 11.16        Participations; Etc. Lender shall have the right at any time and from time to time to (at Lender’s cost and expense) grant participations in, and sell and transfer (subject to Section 11.8), the Obligations and any Loan Documents. Each actual or proposed participant or assignee, as the case

43

may be, shall be entitled to receive all information received by Lender regarding Borrower including, without limitation, information required to be disclosed to a participant or assignee pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant or assignee is subject to the circular or not). Subject to the provisions of Section 11.8 above, Lender shall have the right, at Lender’s sole cost and expense, to syndicate and/or assign all or part of the Obligations under the Loan Documents and Borrower acknowledges and agrees that: (a) the commencement and/or completion of any syndication and/or assignment shall occur in the sole discretion of Lender; and (b) Borrower shall cooperate with Lender in connection with any syndication and/or assignment of the Obligations under the Loan Documents.

Section 11.17        Construction. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

Section 11.18        Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Section 11.19        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

Section 11.20        Reserved.

Section 11.21        Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of any Note and/or any and all indebtedness paid or payable by Borrower to Lender pursuant to any Loan Document other than any Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of any Note and/or the Related Indebtedness, then it is Borrower’s and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note has been paid in

44

full before the end of the stated term of any such Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Section 11.22        Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on any such Note and/or any other portion of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

VERTICAL CAPITAL INCOME FUND

By: /s/
Name: Michael Cohen
Title: President

Address for Notices for Borrower:
14675 Dallas Parkway, Suite 600

Dallas, TX 75254

Fax No.: 214-655-1610
Telephone No.: 469-341-2405
Attention: David Aisner
e-mail: daisner@behringermail.com

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LENDER:

NEXBANK SSB

By: /s/

Name: Wayne Spencer

Title: SVP

Address for Notices:

2515 McKinney Avenue

Suite 1100

Dallas, Texas 75201
Telephone No.: 972-934-4700
Attention: Jeff Kocher
e-mail: Jeff.Kocher@nexbank.com

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INDEX TO EXHIBITS

Exhibit	Description of Exhibit	Section
A	Advance Request Form	1.1
B	Loan Detail (Clayton)	1.1
C	Form of Allonge	4.1B(i)
D	Form of Assignment of Lien	1.1
E	Borrowing Base Report	1.1
F	Compliance Certificate	1.1

INDEX TO SCHEDULES

Description of Schedules	Article/Section
Material Guarantees	6.2
Deposit Accounts	6.27
Existing Debt	8.1
Existing Liens	8.2
Transactions with Affiliates	8.7

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Schedule 6.2

Material Guarantees

NONE.

49

Schedule 6.27

Deposit Accounts

Deposit Account U.S. Bank Account Number __-___

50

Schedule 8.1

Existing Debt of Borrower

NONE.

51

Schedule 8.2

Existing Liens of Borrower

NONE.

52

Schedule 8.7

Transactions With Affiliates

NONE.

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EXHIBIT A

REVOLVING LINE OF CREDIT ADVANCE REQUEST FORM

Dated as of [ ]

1.                   Submission Pursuant To Loan Agreement and Note. This Revolving Line of Credit Advance Request Form is executed and delivered by Vertical Capital Income Fund, a Delaware statutory trust (“Borrower”), to NexBank SSB (“Lender”), pursuant to that certain Loan Agreement dated as of July 20, 2018, between Borrower and Lender (the “Loan Agreement”) and the Note defined therein. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings assigned to them in the Loan Agreement.

2.                   Request For Revolving Line of Credit Advance. Borrower requests that Lender make a Revolving Line of Credit Advance to Borrower pursuant to the Loan Agreement and the

Note in an amount equal to: $_________________ . Borrower hereby represents, warrants and certifies that (i) Borrower has not (and will not have as a result of this Revolving Line of Credit Advance Request Form) made a request for a Revolving Line of Credit Advance more than two (2) times this calendar month, and (ii) after giving effect to the Revolving Line of Credit Advance herein requested, the aggregate principal amount of Revolving Line of Credit Advances outstanding shall not exceed the lesser of (x) the Facility Amount and (y) the Aggregate Borrowing Base at such time.

3.                   Representations, Warranties and Certifications. Borrower hereby represents, warrants, and certifies to Lender that, as of the date of the Revolving Line of Credit Advance requested herein:

(a)                No Default or Event of Default shall have occurred and be continuing, or would result from or after giving effect to the Revolving Line of Credit Advance.

(b)                As of the date of the Revolving Line of Credit Advance requested herein, all of the representations and warranties contained in Article VI of the Loan Agreement and in the other Loan Documents are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the date of such Revolving Line of Credit Advance, and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects on and as of the date of such Revolving Line of Credit Advance, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of such representations and warranties that contain a materiality qualification, in all respects) as of such earlier date).

(c)                Borrower has delivered to Lender the most recent Subservicing Remittance Package and the Mortgage Industry Advisory Corporation reports with respect to the current market value of the related Mortgaged Properties and Eligible Mortgage Loans.

(d)                No statement, information, report, representation, or warranty furnished to Lender in connection with the Collateral Package delivered with respect to each Mortgage Loan contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which has a material adverse effect, or which might in the future have a material adverse effect, on the documents contained in the Collateral Package that has not been disclosed in writing to Lender.

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(e)                No Material Adverse Event has occurred and no circumstance exists that could be a Material Adverse Event.

(f)                 Lender or Custodian has received a Collateral Package for each Mortgage Loan and an Eligible Vendor or Custodian, as applicable, has (i) with respect to each Mortgage Loan, inventoried such Collateral Package for each Mortgage Loan and provided a report of the contents of such Collateral Package to Lender and (ii) with respect to each Eligible Mortgage Loan, confirmed to Lender that all items in the Collateral Package have been received.

(g)                Each of the conditions specified in Article V of the Credit Agreement with respect to such Revolving Line of Credit Advance will be satisfied as of the date of the Revolving Line of Credit Advance requested herein.

(h)                Attached hereto is a true and correct copy of a Borrowing Base Report, setting forth the Aggregate Borrowing Base as of the date hereof.

4.       Execution Authorized. This Revolving Line of Credit Advance Request Form is executed as of the date first set forth above by a Responsible Officer of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

VERTICAL CAPITAL INCOME FUND

By:

Name:

Title:

55

EXHIBIT B

LOAN DETAIL

Loan	Servicer	Original Note	Borrower First	Borrower Last	Property
Number	Loan ID	Amount	Name	Name	Street
Address

56

EXHIBIT C

FORM OF ALLONGE
Note Allonge

For purposes of further endorsement of the following described Note, this allonge is affixed and becomes a permanent part of said Note.

Note Date:

Note Amount: $

Borrower:

Property Address:

Pay to the order of:

WITHOUT RECOURSE

Vertical Capital Income Fund

By:	Authorized Person
57

EXHIBIT D

FORM OF ASSIGNMENT OF LIEN

When Recorded Return To:

NexBank SSB

2515 McKinney Avenue, Suite 1100

Dallas, TX 75201

Attention: Loan Department

ASSIGNMENT OF LIEN

FOR VALUE RECEIVED, the undersigned (“Assignor”), with an address of

_______________________________________________________ hereby assigns and transfers to
NEXBANK SSB (“Assignee”), with an address of 2515 McKinney Avenue, Suite 1100, Dallas, TX 75201, its successors and assigns, WITHOUT RECOURSE, the undersigned’s interest in and to that certain_____________________________________________________________________ dated as of _____________________________________________________________ , and recorded on in

___________________________________________________________________ , Page

____________________________________________________________________ in the Office

of the______________________________________________________________________ , with respect to the property described on Exhibit A attached hereto, located at the address of

_____________________________________________ . The foregoing assignment is being made in connection with that certain Loan Agreement executed by and among Assignor and Assignee, dated July 20, 2018.

IN WITNESS WHEREOF, the undersigned has executed this Assignment of Lien as of

___________       , 20__.

VERTICAL CAPITAL INCOME FUND

By:

Name:________________________ Title:

58

ACKNOWLEDGEMENT

STATE OF ______________________________ §

§

COUNTY OF ____________________________ §

The foregoing instrument was ACKNOWLEDGED before me this _____ day of

, 20__, by , the
of VERTICAL CAPITAL INCOME FUND, a Delaware statutory trust, on behalf of said corporation.

[S E A L]

Notary Public, State of

My Commission Expires:

Printed Name of Notary Public

59

EXHIBIT A TO ASSIGNMENT OF LIEN

PREMISES (LEGAL DESCRIPTION)

Property Description:

Street Address:

County of:

State of:

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EXHIBIT E

BORROWING BASE REPORT

FOR MONTH ENDED:________________________ (THE “SUBJECT MONTH”)

LENDER: NEXBANK SSB

BORROWER: VERTICAL CAPITAL INCOME FUND, a Delaware statutory trust

This Borrowing Base Report (this “Certificate”) is delivered under the Loan Agreement (the “Loan Agreement”) dated as of July 20, 2018, between Borrower and Lender. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Loan Agreement. The undersigned hereby certifies to Lender as of the date hereof that (a) he/she is a Responsible Officer of Borrower, and that, as such, he/she is authorized to execute and deliver this Borrowing Base Report to Lender on behalf of Borrower, (b) no Event of Default or potential Default has occurred and is continuing, (c) a review of the activities of Borrower during the Subject Month has been made under the undersigned’s supervision with a view to determining the amount of the current Aggregate Borrowing Base, (d) the Eligible Mortgage Loans and Revolving Credit Advances included in the Borrowing Base below meet all conditions to qualify for inclusion therein as set forth in the Loan Agreement, and all representations and warranties set forth in the Loan Agreement with respect thereto are true and correct in all material respects, and (e) the information set forth below (and attached hereto) is true and correct as of the last day of the Subject Month.

Aggregate Borrowing Base (See Attached Supporting
Documentation)

1.	The attached supporting documentation lists, for each Eligible Mortgage Loan: (a) the unpaid principal balance of such Eligible Mortgage Loan at the date of determination, (b) the Mortgage Industry Advisory

Corporation property valuations and loan valuations, (c) whether the loan is in foreclosure, (d) whether the loan is (i) subject to bankruptcy protection, (ii) a negative amortization loan, (iii) a second lien loan, (iv)
a home equity line of credit or similar loan, or (v) a reverse mortgage,
(e) the mortgagor’s name, (f) the loan number, (g) the loan servicer ID number, (h) the original loan amount, (i) the date of the applicable
Mortgage Note, (j) the maturity date, (k) property address for the
Mortgaged Property, (l) the original interest rate, (m) the current interest rate, (n) principal payment amount, (o) first payment date, (p) next payment due date, (q) total amount of interest paid to date, (r) the date the most recent payment was received, (s) the date through which interest has been paid, and (t) calculation of the Eligible Mortgage Loan
Borrowing Base attributable thereto.

2.	Eligible Mortgage Loan Borrowing Base

(For each Eligible Mortgage Loan, an amount equal to seventy-five percent (75%) of the lesser of (a) the unpaid principal balance of such
Eligible Mortgage Loan as of such date; (b) eighty percent (80%) of the

61

value of the underlying Property as determined by reference to the latest
Mortgage Industry Advisory Corporation reporting on the current market value thereof; or (c) the value of such Eligible Mortgage Loan as determined by reference to the latest Mortgage Industry Advisory
Corporation reporting on the current market value thereof)

3.	Aggregate Borrowing Base

(The sum of the Eligible Mortgage Loan Borrowing Base for each

Eligible Mortgage Loan at the date of determination) $

4.          The outstanding principal balance of the Revolving Credit Advances

5.          TOTAL NET BORROWING AVAILABILITY

(Line 3 minus Line 4)

(If result is a negative figure, this amount is due immediately as a principal payment.)

62

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Report as of , _____.

VERTICAL CAPITAL INCOME FUND

By:

Name:

Title:

63

EXHIBIT F

COMPLIANCE CERTIFICATE

LENDER: NEXBANK SSB

BORROWER: VERTICAL CAPITAL INCOME FUND, a Delaware statutory trust Today’s Date:

Reporting Period Ended:_____________________ (the “Reporting Period”)

This Compliance Certificate (this “Certificate”) is delivered under the Loan Agreement (the “Loan Agreement”) dated as of July 20, 2018 among Borrower and Lender. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Loan Agreement. The undersigned hereby certifies to Lender as of the date hereof that: (a) he is a Responsible Officer of Borrower, and that, as such, he is authorized to execute and deliver this Certificate to Lender on behalf of Borrower; (b) he has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the Reporting Period; (c) during the Reporting Period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it and no Default currently exists or has occurred which has not been cured or waived by Lender; (d) the representations and warranties of Borrower contained in the Loan Agreement, and any representations and warranties of Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date; (e) the financial statements of Borrower attached to this Certificate were prepared in accordance with GAAP, and present, on a consolidated basis, fairly and accurately the financial condition and results of operations of Borrower and its Subsidiaries as of the end of and for the Reporting Period; (f) the financial covenant analyses and information set forth below are true and accurate on and as of the date of this Certificate; and (g) Borrower is in compliance with the representations, warranties and covenants of the Loan Agreement set forth below at the end of the Reporting Period, unless otherwise indicated herein:

1.       Financial Statements and Reports

(a)	Provide annual audited FYE financial statements and a Compliance Certificate within 70 days after the last day of each fiscal year.
(b)	Provide quarterly financial statements within 45 days after the end of each of the first and third fiscal quarter of Borrower and 70 days after the end of the second fiscal quarter of Borrower.
(c)	Provide quarterly Compliance Certificate concurrently with the applicable annual audited FYE financial statements and quarterly financial statements.
(d)	Provide a Borrowing Base Report within 15 days after the last day of each month
(e)	Provide other required reporting timely.
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2.                   Subsidiaries

None, except as listed on Schedule 6.14 of the Loan Agreement.

3.                   Debt

Provide a list of all Debt of Borrower incurred during the Reporting Period.

4.                   Liens

None with respect to the Collateral, other than as permitted under the Loan

Agreement.

5.                   Mergers

None, except those permitted by Section 8.3 of the Loan Agreement.

6.                   Restricted Payments

None, except as permitted by Section 8.4 of the Loan Agreement.

(if applicable, Dollar amount during Reporting Period: $___ )

7.                   Loans and Investments

None, except as permitted by Section 8.5 of the Loan Agreement.

8.                   Issuance of Equity

None, except issuances permitted by Section 8.6 of the Loan Agreement.

9.                   Affiliate Transactions

None, except transactions permitted by Section 8.7 of the Loan Agreement.

10.               Dispositions of Assets

None, except dispositions permitted by Section 8.8 of the Loan Agreement.

11.               Prepayment of Debt

None, except as permitted by Section 8.9 of the Loan Agreement.

12.               Changes in Nature of Business

None, except changes permitted by Section 8.10 of the Loan Agreement.

13.               Environmental Protection

No activity that has or would cause violations of Environmental Laws or create any Environmental Liabilities.

14.               Changes in Fiscal Year; Accounting Practices

None, except transactions permitted by Section 8.12 of the Loan Agreement.

15.               No Negative Pledge

None, except those permitted by Section 8.13 of the Loan Agreement.

16.               Total Debt to Net Worth Ratio

At any time, the Total Debt to Net Worth Ratio of Borrower shall not be more than 0.5:1.0.

Total Debt to Net Worth Ratio =

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17. Liquidity

At any time, the Liquidity of Borrower shall not be less than greater of

(a)    5% of the aggregate amount of all Revolving Line of Credit Advances outstanding at the time of calculation, or

(b)    $500,000.

Liquidity =

18. Debt Service Coverage Ratio

As of the last day of each fiscal quarter of Borrower, Debt Service Coverage Ratio of Borrower shall be at least 1.75:1.0

Debit Service Coverage Ratio =

19. Minimum Assets to Liabilities Ratio

At any time, the ratio total assets of Borrower to the total liabilities of Borrower shall not be greater than 3.0:1.0.

Assets to Liability Ratio =

20. Possession of Custodian

Mortgage Files with respect to Eligible Mortgage Loans with an aggregate Eligible Loan Borrowing Base value of greater than $10,000,000 are not outside of the possession of Custodian.

(Eligible Loan Borrowing Base value of Eligible Mortgage Loans that are outside of the possession of Custodian: $_____ )

If Borrower is not in compliance with any of the representations, warranties or covenants listed above, provide an explanation below:

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as of____________________ ,

_____.

VERTICAL CAPITAL INCOME FUND

By:

Name:

Title:

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EXHIBIT G

FORM OF LOST NOTE AFFIDAVIT

STATE OF §

§       KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF §

The undersigned, being duly sworn and deposed, does hereby state as follows:

1.	is an officer of Vertical Capital Income Fund (“Vertical”), which is the current holder of the Note (as defined below), and has personal knowledge of the facts set out in this affidavit.
2.	On [DATE], [BORROWER] (“Borrower”) did execute and deliver[1] an original Note (the “Note”)

in the original principal amount of $[ ], payable to the order of [ ]
(“Lender”), which Note was assigned to Vertical. A copy of the Note is attached hereto as Exhibit A.

3.	No other person or entity has any right, title, interest or claim in the Note except for the Vertical.
4.	Neither Vertical nor its agent is currently able to locate the original Note after a diligent search has been made or has any present knowledge as to the location of the original Note, and the Vertical therefore believes that the original Note has been inadvertently lost or destroyed.
5.	The undersigned hereby certifies that the Note has not been assigned, endorsed, conveyed, pledged or otherwise disposed of in any manner by or on behalf of Vertical or its agent.
6.	In the event that the original Note is located, the undersigned acknowledges that such original Note shall be of no force and effect, and the undersigned does hereby indemnify the immediate subsequent holder of the Note from and against any loss, cost, damage or expense (including reasonable legal fees) incurred by the immediate subsequent holder of the Note if any person or entity attempts to enforce the Note or any other reason relating to the loss of the original Note.
7.	The undersigned has full right, power and authority to execute this Lost Note Affidavit, and Borrower, the immediate subsequent holder of the Note or their respective successors and assigns are justified in relying on the statements made herein.

1 If the Note has been assumed, please include assumption details.

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Executed to be effective as of the ___ day of_________ , 20__.

VERTICAL CAPITAL INCOME FUND

By:_

Name:
Title:

STATE OF §

§

COUNTY OF §

Before me, a Notary Public, on this day personally appeared __________________________ ,

known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of Vertical Capital Income Fund, and that he has executed the same on behalf of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

Given under my hand and seal of office this ___ day of ____________, 20__.

(PERSONALIZED SEAL) Notary Public

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4840-0234-7601 v.10 [Signature page to Lost Note Affidavit]

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EXHIBIT A

(see attached)